Exhibit 99.1

NASDAQ: EPMD	For Further Information Contact:
STATUS: IMMEDIATE RELEASE	Matthew C. Hill, CFO
(856) 753-8533

EP MEDSYSTEMS ANNOUNCES CHANGES TO ITS BOARD OF DIRECTORS

WEST BERLIN, NJ – January 11, 2007 - EP MedSystems, Inc. (NASDAQ: EPMD), today announced the Company has appointed Gerard J. Michel, to its board of directors and audit committee. Mr. Michel is the Chief Financial Officer and Vice President, Corporate Strategy of NPS Pharmaceuticals, Inc (“NPS”). NPS engages in the discovery, development, and commercialization of small molecules and recombinant proteins. The company’s product candidates are primarily used for the treatment of bone and mineral disorders, gastrointestinal disorders, and central nervous system disorders.

David Jenkins, EP MedSystems’ Chairman stated, “We are fortunate to add Gerry’s breadth of experience in healthcare market segments and business models to our Board.” In addition to his NPS experience, Mr. Michel served as a Principal for the consulting firm of Booz-Allen & Hamilton from 1995 to 2002 where he worked with medical device companies, large pharmaceutical companies, biotech firms, and service firms. From 1988 to 1995, Mr. Michel was with Lederle Labs, serving in Marketing, Sales and Corporate Development roles, both domestically and internationally. Mr. Michel received an M.S. degree in Microbiology and an M.B.A. degree, both from the University of Rochester.

Mr. Michel replaces Paul Ray who passed away last week. David Bruce, EP MedSystems’ President and CEO stated, “We are all saddened by the loss of Paul and we’ll miss his dedication and sensible counsel.” Mr. Ray was a member of the Company’s audit, compensation and nominating committees.

Upon receiving notice of Mr. Ray’s death, EP MedSystems notified Nasdaq it was temporarily out of compliance with Nasdaq Marketplace Rule 4350(c)(1), which requires a majority of its board of directors to be comprised of independent directors, and with Nasdaq Marketplace Rule 4359(d)(2), which requires its audit committee to consist of at least three members. With the appointment of Mr. Michel to the Company’s board the audit committee, Nasdaq informed the Company it has fully regained compliance. During the period of noncompliance, there were no actions taken by the audit committee or the board other than those related to Mr. Michel’s appointment.

About EP MedSystems

EP MedSystems develops and markets cardiac electrophysiology (“EP”) products used in visualizing, diagnosing and treating certain cardiac rhythm disorders. The Company’s EP product line includes the EP-WorkMate® Electrophysiology Workstation, the MapMate™ Navigation Interface, the NurseMate™ Remote Review Charting Station, the EP-4™ Computerized Cardiac Stimulator, fixed and deflectable diagnostic electrophysiology catheters and related disposable supplies, and the ViewMate® intracardiac ultrasound catheter imaging system. For more information, visit our website at www.epmedsystems.com.

Forward Looking Statements:

This Release may contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, or similar expressions. Such forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EP MedSystems’ history of losses, uncertainty of market acceptance of our products and level of sales, uncertainty of future profitability and future liquidity needs; possible costs, fines or penalties that may be incurred in connection with government inquiries and investigations and risks regarding regulatory approvals and demand for new and existing products, as stated in the Company’s Annual Report filed on Form 10-K and quarterly reports filed on Form 10-Q.

EP MedSystems cautions investors and others to review the cautionary statements set forth in this press release and in EP MedSystems’ reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the EP MedSystems’ business and results of operations. Readers are cautioned not to place undue reliance on this press release and other forward-looking statements, which speak only as of the date of this press release. EP MedSystems undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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